Exhibit 99.1

Soluna Completes Full Repayment of Generate Capital Debt

Company cuts total debt principal by 76% since June 30, 2026

ALBANY, NY, October 26, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced that it has repaid, in full, the $28.7 million in principal outstanding, as of June 30, 2026, under its credit facility with Generate Capital, PBC (“Generate”). The facility has been terminated, and Generate’s liens on the related project assets have been released, allowing for the transition of power to the Dorothy 3 AI campus.

Soluna repaid $19.1 million of Generate debt in August 2026, as disclosed in its most recent quarterly report on Form 10-Q, and paid off the remainder in October 2026, fully retiring the Generate facility. With the facility retired, the Company’s total debt principal falls from $37.9 million at June 30, 2026 to $9.2 million, which reflects its remaining debt balances as of that date.

“Repaying the Generate facility in full retires this portion of our debt and releases the liens on those project assets,” said Michael Picchi, CFO of Soluna. “It simplifies our capital structure as we continue developing our AI and high-performance computing pipeline.”

Soluna entered into the Generate credit facility in September 2025 to refinance Dorothy 1A and Dorothy 2, unlocking project equity capital, and to fund the completion of Dorothy 2.Generate financing also helped fund the Company’s April 2026 acquisition of the 150 MW Briscoe Wind Farm, giving Soluna ownership of the renewable generation asset powering Project Dorothy.

“Generate’s support helped us unlock equity in our Dorothy projects, complete Dorothy 2 and acquire the Briscoe Wind Farm,” said John Belizaire, CEO of Soluna. “Their team understood our business and backed us at an important stage of our growth. We’re grateful for that partnership as we mark the full repayment of this debt.”

Highlights

●	Generate debt fully repaid: $19.1 million repaid in August 2026; remaining balance repaid in October 2026.
●	$28.7 million of principal retired: Soluna has repaid $28.7 million of the $37.9 million in total company debt principal outstanding as of June 30, 2026.
●	Briscoe Wind Farm: Generate financing supported Soluna’s April 2026 acquisition of the Briscoe Wind Farm.
●	Facility terminated: The Generate credit facility has been terminated, and the liens on the related project assets have been released.

For more details, visit Soluna’s Investor Center.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the effects of the repayment of the Generate credit facility on Soluna’s capital structure and the development of Project Dorothy, and Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Soluna Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co